1
 BUSDOCS:705358.3
                              Employment Agreement
                              ---------- ---------

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of October 1998 and effective the 31st day of December 1998, by and between CHANCELLOR CORPORATION, a Massachusetts corporation (the "Company"), and FRANKLYN E. CHURCHILL (the "Employee").

                                 R E C I T A L S

     The Company desires to obtain the services of the Employee in the employment of the Company on the terms and subject to the conditions set forth in this Agreement, and the Employee desires to make his services available to the Company on the terms and subject to the conditions set forth in this Agreement.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises, agreements and mutual covenants set forth herein, the parties hereto, intending to be bound legally, hereby agree as follows:

1. DEFINITIONS. The following terms when used herein, unless the context otherwise requires, shall be defined as follows:

1.1.     "Cause"  shall  have  the  meaning  set  forth  in  Section 5.1 hereof.

1.2.     "Confidential  Information" shall have the meaning set forth in Section
7.1  hereof.

1.3.     "Term"  shall  have  the  meaning  set  forth  in  Section  3  hereof.

2.     EMPLOYMENT.

2.1. General. The Company hereby agrees to employ the Employee as President and Chief Operating Officer of the Company during the Term on the terms and subject to the conditions contained in this Agreement, and the Employee hereby agrees to accept such employment on the terms and subject to the conditions contained in this Agreement.

2.2. Duties of Employee. During the Term, the Employee shall diligently perform all duties and responsibilities as may be assigned to him by the Chairman of the Board and Chief Executive Officer, and shall exercise such power and authority as may from time to time be delegated to him thereby. The Employee shall devote his full business time and attention to the business and affairs of the Companies as necessary to perform his duties and responsibilities hereunder, render such services to the best of his ability, and use his best efforts to promote at all times the interests of the Companies.

3.     TERM.

3.1. Subject to the provisions of Section 5 of this Agreement, the Company shall employ the Employee for a term of three (3) years (the "Term") commencing as of the date first written above (the "Effective Date").

3.2.     The  Term of this Agreement may automatically renew for a period of two
(2) years (the "Renewal Term") upon the Employee satisfactorily fulfilling the duties as described in the above Section 2.2 hereof.

 3.3. The Term of this Agreement shall accelerate and any and all compensation due to the Employee under Section 4.1 and Section 4.5 hereof, including the Renewal Term as described in the above Section 3.2 hereof and all stock options granted to the Employee pursuant to the Incentive Stock Option Agreement, dated June 30, 1998, by and between the Company and the Employee ("ISO Agreement"), shall become immediately due and payable to the Employee if an event whereby any new person (within the meaning of Section 13(b) of the 1934 Securities Exchange Act) becomes the beneficial owner (directly or indirectly) of securities of the Company representing Fifty (50%) percent or more of the combined voting of the Company's then outstanding securities entitled to vote generally in the election of directors.

3.4. The Employee's continued employment with the Company after the Term and Renewal Term will have no specific duration and that either the Employee or the Company may terminate the Employee at any time, with or without cause.

4.     COMPENSATION.

4.1. Salary. The Employee shall receive an annual salary of Three Hundred Fifty Thousand Dollars ($350,000.00) during the Term, and such salary shall be payable in equal installments consistent with the Company's normal payroll schedule commencing on either the first or fifteenth day of the month, as the case may be, following the Effective Date. The Employee's annual salary shall be subject to such increases as shall be approved by the Company's Board of Directors in its sole discretion.

4.2. Benefits. During the Term, the Employee shall be entitled to participate in all plans adopted for the general benefit of the Company's employees, such as stock option plans, 401(k) plans, pension plans, profit sharing plans, medical plans, group or other insurance plans and benefits, to the extent that the Employee is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time. For each calendar year during the Term, the Employee shall be entitled to four
(4) weeks of paid vacation at such times as shall be mutually acceptable to the Employee and the Company, and to sick and holiday time as prescribed by the established Chancellor policies in effect from time to time.

4.3. Withholding. Notwithstanding any provision in this Agreement to the contrary, all payments required to be made by the Company hereunder to the Employee in connection with the Employee's employment hereunder shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for the payment of taxes, provided that the Company is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.


4.4. Reimbursement of Expenses. The Company agrees to reimburse the Employee for all reasonable business expenses (including, without limitation, reasonable travel and entertainment expenses) incurred by the Employee in the discharge of his duties hereunder, subject to the Company's reimbursement policies in effect from time to time. The Employee agrees to maintain reasonable records of his business expenses in such form and detail as the Company may request and to make such records available to the Company as and when requested.

4.5. Bonus. The Company agrees to pay the Employee a minimum annual bonus ("Bonus") in the amount of Three Hundred and Fifty Thousand Dollars
($350,000.00) based on performance of the Employee pursuant to his duties as described in Section 2.2 hereof. The Employee's Bonus shall be based on the profits of the Company, its stock price and/or at the discretion of the Company's Chairman and Chief Executive Officer.

5.     TERMINATION.

5.1. Termination by the Company for Cause. Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated by the Company for "Cause" at any time during the Term hereof, and such termination shall be effective immediately upon written notice to the Employee. For purposes of this Agreement, "Cause" for the termination of the Employee's employment hereunder shall be deemed to exist only if, in the reasonable judgment of the Company's
Board of Directors: (a) the Employee commits fraud, theft or embezzlement against any of the Companies; (b) the Employee commits a felony or a crime involving moral turpitude; (c) the Employee discloses trade secrets or other proprietary information of Chancellor or any subsidiary or affiliate thereof to any unauthorized person or entity; (d) the Employee breaches any non-competition or non-solicitation agreement with Chancellor or any subsidiary or affiliate thereof; (e) the Employee breaches any of the terms of this Agreement (other than those referenced in clauses (c) and (d) of this Section 5.1) and fails to cure such breach within twenty (20) days after the receipt of written notice of such breach from the Company; or (f) the Employee engages in gross negligence or willful misconduct that causes harm (or could reasonably be expected to cause harm) to the business and operations of Chancellor or a subsidiary or affiliate thereof. Upon any termination pursuant to this Section 5.1, the Employee shall be entitled to be paid solely the Employee's salary then in effect through the effective date of termination, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee hereunder.

5.2. Termination by the Company Without Cause. The Company may, in its sole and absolute discretion, terminate the employment of the Employee hereunder at any time without "Cause" (as such term is defined in Section 5.1 above), or otherwise without any cause, reason or justification, provided that the Company provides to the Employee at least ninety (90) days' prior written notice (the "Termination Notice") of such termination. In the event of any such termination by the Company, (a) the Employee's employment with the Company shall cease and terminate on the date specified in the Termination Notice (or, if no date is so specified, on the date which is ninety (90) days following the date of such notice), and (b) the Employee shall be entitled to receive and be paid (i) in the case of a termination under this Section 5.2 at any time prior to or on the third anniversary of the Effective Date, the Employee's entire salary, at the rate in effect as of the effective date of such termination and in equal monthly installments, through such third anniversary, and thereafter fifty percent (50%) of the Employee's salary, at the rate in effect as of the effective date of such termination and in equal monthly installments, during the then remaining Term, and (ii) in the case of termination under this Section 5.2 at any time after the third anniversary of the Effective Date, fifty percent (50%) of the Employee's salary, at the rate in effect as of the effective date of such termination and in equal monthly installments, during the then remaining Term, payable in either of the cases set forth in clauses (i) and (ii) over the applicable period at the Company's regular and customary intervals for the payment of salaries as then in effect and in equal monthly installments, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee hereunder.

5.3. Death of the Employee. In the event that the Employee shall die during the Term, the Employee's employment with the Company shall immediately cease and terminate and the Employee's estate, heirs (at law), devisees, legatees or other proper and legally entitled descendants, or the personal representative, executor, administrator or other proper legal representative on behalf of such descendants, shall be entitled to receive and be paid solely the Employee's salary through the date of death, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee hereunder. Additionally, they shall also be entitled to elect to exercise all vested stock options pursuant to the ISO Agreement. In the event that this Section 5.3 shall conflict with any provision of the ISO Agreement then this Agreement and the provisions as described in this Section 5.3 shall prevail.

5.4. Disability of the Employee. In the event that the Employee becomes incapacitated during the Term by reason of sickness, accident or other mental or physical disability such that he is substantially unable to perform his duties and responsibilities hereunder for a period of ninety (90) consecutive days, or for shorter or intermittent periods aggregating one hundred twenty (120) days during any 12-month period (a "Disability"), the Company thereafter shall have the right, in its sole and absolute discretion, to terminate the Employee's employment under this Agreement by sending written notice of such termination to the Employee or his legal guardian or other proper legal representative and thereupon his employment hereunder shall immediately cease and terminate; provided, however, that notwithstanding the foregoing, the Employee's employment
      --
shall not be terminated as aforesaid if the Company's Board of Directors determines, in its reasonable judgment, that after the termination of such Disability, the Employee is able to resume his duties and responsibilities to the Company in accordance with the terms hereof in the manner theretofore provided. In the event of any such termination, the Employee shall be entitled to receive and be paid the Employee's salary then in effect through the effective date of termination, as well as the amount of Fifty (50%) percent of the remaining amount due under this Agreement, including the Renewal Term as described in the above Section 3.2 hereof in monthly installments.

5.5. Termination by the Employee. Provided that the Company does not have "Cause" to terminate the Employee pursuant to Section 5.1 above, the Employee may terminate the Employee's employment with the Company hereunder at any time and for any reason. Employee must provide to the Company written notice of such termination not less than ninety (90) days prior to the date such termination is to be effective. Upon any termination pursuant to this Section 5.5, the Employee shall be entitled to be paid solely the Employee's salary then in effect through the effective date of termination, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee hereunder.

6. AGREEMENT NOT TO COMPETE. The Employee agrees that in the event that the Employee's employment with the Company is terminated either (a) at the expiration of the full five (5) year Term, or (b) at any time during the fifth year of the Term (the actual effective date of such employment termination being referred to herein as the "Termination Date"), the Employee shall not, for an additional one (1) year period commencing as of the Termination Date, without the prior written consent of the Company, (a) engage anywhere in the United States, directly or indirectly, alone or as a shareholder (other than as a holder of less than 3% of the capital stock of any publicly traded corporation), member, partner, manager, officer, director, employee or consultant, in any business that is engaged or becomes engaged in the business of Chancellor as existing on the Effective Date, (b) divert or attempt to divert to any competitor of Chancellor or any Affiliate of any such competitor, any customer or client, or prospective customer or client, of Chancellor, or (c) solicit or encourage, or attempt to solicit or encourage, any employee of Chancellor to leave its employ for employment by or with either Employee or Employee's Affiliates, or any competitor of Chancellor or any of any such competitor's Affiliates. If at any time the provisions of this Section 6 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 6 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 6 as so amended shall be valid and binding as though any invalid or unenforceable provisions had not been included therein.

7.     OWNERSHIP  AND  NON-DISCLOSURE  AND  NON-USE OF CONFIDENTIAL INFORMATION.

7.1. As used in this Agreement, "Confidential Information" shall mean all customer sales and marketing information, customer account records, proprietary receipts and/or processing techniques, information regarding vendors and products, training and operations memoranda and similar information, personnel records, pricing information, financial information and trade secrets concerning or relating to the business, accounts, customers, employees and affairs of Chancellor, or any subsidiary or affiliate thereof, obtained by or furnished, disclosed or disseminated to the Employee, or obtained, assembled or compiled by the Employee or under his supervision during the course of his employment by the Company, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to Chancellor, but Confidential Information shall not include any of the foregoing to the extent the same is or becomes publicly known through no fault or breach of this Agreement by the Employee.

7.2. The Employee acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of Chancellor. Upon request by any of the Company, and in any event upon termination of the Employee's employment with the Company for any reason whatsoever, as a prior condition to the Employee's receipt of any final salary or benefit payments hereunder, the Employee shall deliver to the Company all property belonging to Chancellor or any of its subsidiaries or affiliates, including, without limitation, all Confidential Information (and all embodiments thereof), then in his custody, control or possession, but any forfeiture of such salary or benefit shall not be considered a satisfaction or a release of or liquidated damages for any claim(s) for damages against the Employee which may accrue to the Company, as a result of any breach of this Section 7 by the Employee.

7.3. The Employee agrees that he will not, either during the Term or at any time thereafter, without the prior written consent of the Company, use, disclose or make available any Confidential Information to any person or entity, nor shall he use, disclose, make available or cause to be used, disclosed or made available, or permit or allow, either on his own behalf or on behalf of others, any use or disclosure of such Confidential Information other than in the proper performance of the Employee's duties hereunder. Notwithstanding anything to the contrary set forth herein, after the expiration of the non-competition period set forth herein, the Employee shall be permitted to utilize the customer lists of the Company for any purpose whatsoever.


8. INVENTIONS. The Employee shall disclose promptly to the Company any and all conceptions and ideas for inventions, improvements, business methods and systems, and valuable discoveries, whether patentable or not, that are conceived or made by the Employee, solely or jointly with another, during the Term and that are directly related to the business or activities of the Company and that the Employee conceives as a result of his employment by the Company, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." The Employee hereby assigns and agrees to assign all his interests therein to the Company or their nominees. Whenever requested to do so by Chancellor, the Employee shall execute any and all applications, assignments or other instruments that such Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect Chancellor's interest therein.

9. AGREEMENT NOT TO SOLICIT OR HIRE EMPLOYEES. The Employee agrees that, during the Term, or Renewal Term as the case may be, and for two (2) years thereafter, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire, attempt to solicit, divert or hire or induce or attempt to induce to discontinue employment with the Company or any subsidiary or affiliate thereof, any person employed by the Company or any subsidiary or affiliate thereof, whether or not such employee is a full time employee or a temporary employee of the Company or any subsidiary or affiliate thereof and whether or not such employment is for a determined period or is at will.

10. REASONABLENESS OF RESTRICTIONS. In the event that any provision relating to time period or geographic area of any restriction set forth in
Sections  6,  7,  8  or  9  shall  be  declared  by     a  court  of  competent
jurisdiction to exceed the maximum time period or area of restriction that the court deems reasonable and enforceable, the time period or area of restriction which the court finds to be reasonable and enforceable shall be deemed to become, and thereafter shall be, the maximum time period or geographic area of such restriction.

11. ENFORCEABILITY. Any provision of Sections 6, 7, 8 or 9 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach or threat of breach by the Employee of any of the covenants contained in Sections 6, 7, 8 or 9of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Company shall be entitled to an injunction fromany court of competent jurisdiction enjoining and restraining any violation or threatened violation of any or all of the covenants contained in Sections 6, 7, 8 or 9 of this Agreement by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

13. ASSIGNMENT; BINDING EFFECT. The Employee shall not assign any of his rights or obligations pursuant to this Agreement to any other person without the prior written consent of the Company, which consent may be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns.

14. EMPLOYER'S AUTHORITY. The relationship between the parties hereto is that of employer and employee. The Employee agrees to observe and comply with the rules and regulations of the Company, as adopted by the Company from time to time with respect to the performance of the duties of the Employee. The Employee acknowledges that he has no authority to enter into any contracts or other obligations that are binding upon the Company unless such contracts or obligations are authorized by the Board of Directors of Chancellor. The Company shall have the power to direct, control and supervise the duties to be performed by the Employee, the manner of performing said duties, and the time of performing said duties.

15. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding the choice of law rules thereof.

16. ARBITRATION OF DISPUTES. The Employee agrees that any legal disputes that may occur between him and the Company, and that arise out of, or are related in any way to his employment with the Company and his performance of services under this Agreement or the termination of this Agreement, and which disputes cannot be resolved informally, shall be resolved exclusively through final and binding private arbitration before an arbitrator mutually selected by the Employee and the Company, with each party to bear its own costs and attorney's fees. If the Employee and the Company are not able to agree upon an arbitrator within twenty-one (21) days after either the Employee or the Company has made a demand for arbitration, the matter will be submitted for arbitration to the Boston office of the American Arbitration Association pursuant to the rules governing employee dispute resolution in effect as of October 1, 1998. Notwithstanding the foregoing, in no event shall a demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statues of limitation.

17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified or amended in any way, unless by a written instrument signed by both the Company and the Employee.

18. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon receipt or actual delivery by hand or after sent by certified United States mail, return receipt requested, postage prepaid, or by a reputable overnight courier service, addressed as follows:


i)     If  to  the  Employee:

Franklyn  E.  Churchill
c/o  Chancellor  Corporation
210  South  Street
10th  Floor
Boston,  MA  02111
Fax:  617-422-5851

ii)     If  to  the  Company:

c/o  Peter  J.  Mullen,  Clerk
Chancellor  Corporation
210  South  Street
10th  Floor
Boston,  MA  02111
Fax:  617-422-5851

     or to such other addresses as either party hereto may from time to time give notice of to the other party hereto in the aforesaid manner.

19. DAMAGES. Nothing contained herein shall be construed to prevent Chancellor or the Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the non-prevailing party shall pay all reasonable court costs and attorneys' fees of the other party.

20. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto and their respective heirs, personal representative, legal representative, successors and assigns any rights or remedies under or by reason of this Agreement.

22. WAIVER. No delay or failure at any time on the part of Chancellor in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of Chancellor thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach or violation.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the date first above written.

CHANCELLOR  CORPORATION


By:  /s/  Brian  M.  Adley
---------------------------------------------
Name:  Brian  M.  Adley
Title:  Chairman  of  the  Board,  Chancellor  Corporation


EMPLOYEE

By:  /s/  Franklyn  E.  Churchill
---------------------------------------------
Name:  Franklyn  E.  Churchill